Exhibit 99.1
urban-gro, Inc. Reports First Quarter 2024 Financial Results and Reaffirms Full Year 2024 Guidance
•Revenue of $15.5 million, representing a sequential increase of 4% over $15.0 million
•General and Administrative Expenses decreased $2.8 million to $4.3 million, as compared to $7.1 million in the prior year period, and decreased $1.2 million on a sequential basis as compared to the fourth quarter 2023
•Net Loss of $2.1 million, a sequential improvement of $2.6 million and an improvement of $3.0 million versus the prior year period
•GAAP Net Loss per share of $0.18, and Adjusted Net Loss1 per share of $0.12
•Adjusted EBITDA1 of negative $0.3 million, representing a sequential improvement of $2.7 million and an improvement of $3.1 million versus the prior year period
•Reaffirms full year 2024 guidance of more than $84 million in revenues and positive Adjusted EBITDA1
•Project backlog of $99 million at March 31, 2024
•Company to host conference call and webcast today, April 30, 2024 at 4:30 p.m. Eastern time

LAFAYETTE, Colo. April 30, 2024 — urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), an integrated professional services consulting firm, today reported its financial results for the quarter ended March 31, 2024 and reaffirmed full year 2024 guidance.
"I’m pleased with the progress of our diversification strategy that leverages our professional services talent and continues to drive our evolution into the multi-sector focused professional services consulting firm that we are today. Our performance in the first quarter reflected solid bottom-line improvement on both a sequential and year-over-year basis, and was enhanced by our targeted actions to reduce our operating expenses. We remain focused on the elements of the business that we can control and are pushing ahead with our growth strategies to ensure that we can recapture sustained positive Adjusted EBITDA1 in the near-term,” commented Bradley Nattrass, Chairman and CEO. “Moreover, we are encouraged by several credible reports in the media indicating that the U.S. Drug Enforcement Agency is supporting the U.S. Department of Health's recommendation to reclassify cannabis from the most stringent schedule I to the less stringent schedule III. The successful rescheduling of Cannabis would serve as a long-awaited catalyst that we've anticipated to reinvigorate the industry through increased operator working capital that could be reinvested in facility upgrades and build-outs.”
First Quarter 2024 Financial Results
Revenue was $15.5 million, a sequential improvement of $0.5 million, or 4% as compared to $15.0 million in the fourth quarter 2023, and a decrease of $1.2 million, or 7% from the prior year period. The sequential improvement was due to a $0.6 million increase in professional services revenue and a $0.4 million increase in equipment systems revenue, partially offset by a $0.4 million decrease in construction design-build revenue. As compared to the prior year period, revenue decreased $1.2 million or 7%, comprised of decreases of $0.4 million in equipment systems, $0.3 million in services, and $0.4 million in construction design-build revenues.
Gross profit increased to $3.1 million, or 20% of revenue, as compared to $1.7 million in the fourth quarter 2023, or 11% of revenue, and to $2.8 million, or 17% of revenue in the prior year period. The 900 basis point sequential increase in gross profit margin was driven by strong services margin expansion due to increased productivity by our architects and engineers, as well as increased construction margins.

Operating expenses were $5.2 million, or 33.3% as a percentage of revenue as compared to $6.4 million, or 42.3% in the fourth quarter 2023, representing a sequential decrease of $1.2 million or 900 basis points as a percentage of revenue. The sequential decrease was primarily due to actions to reduce general and administrative expenses with a focus on optimizing the Company’s cost structure. As compared to the prior year period, operating expenses decreased $2.7 million primarily due to a $2.8 million decrease in general and administrative expenses.
Net loss was $2.1 million, or $0.18 net loss per share as compared to a net loss of $5.1 million, or $0.48 net loss per share in the prior year period. Adjusted net loss was $1.5 million, or $0.12 adjusted net loss per share as compared to an adjusted net loss of $4.2 million, or $0.39 adjusted net loss per share in the prior year period.
Adjusted EBITDA1 of negative $0.3 million, represented a $2.7 million improvement on a sequential basis, and $3.1 million improvement compared to the prior year. The improvement in Adjusted EBITDA1 compared to the prior year was driven primarily by lower run-rate operating expenses associated with the Company’s previously detailed $8 million general and administrative expense optimization and resource reallocation initiative.
Cash was $0.7 million, versus $1.1 million at the end of the prior quarter, and the balance drawn on the $10 million dollar lending facility was $2.0 million, a sequential decrease of $0.5 million versus $2.5 million.
Backlog as of March 31, 2024
Consolidated backlog is unrealized revenue represented by signed construction design-build, equipment systems, and service orders. As of March 31, 2024, total backlog was approximately $99 million in contracts, comprised of $93 million in construction design-build, $5 million of professional services, and $1 million of equipment systems.
Backlog for each of our revenue categories is reflected in the following table:

	March 31, 2024
	CEA	Commercial	Total	Relative Percentage
	CEA	Commercial	Total	Relative Percentage
	(in millions)
Equipment systems	$1	$—	$1	1%
Services	2	3	5	5%
Construction design-build	72	21	93	94%
Total backlog	$75	$24	$99	100%
Relative percentage	76%	24%	100%

Note: Percentages may not add up due to rounding.
Revenue and Adjusted EBITDA1 Guidance - 2024
For the fiscal year 2024, the Company is reaffirming its guidance of consolidated revenues of more than $84 million and achievement of positive Adjusted EBITDA1.
Conference Call Details
urban-gro will host a conference call and live audio webcast to discuss the operational and financial results today, April 30, 2024 at 4:30 p.m. Eastern time. Interested participants and investors may access the conference call by dialing 888-506-0062 (U.S.), or 973-528-0011 (International). The participant access code is 409112. The live webcast will be accessible on the Events page of the Investors section of the urban-gro website, ir.urban-gro.com, and will be archived for 90 days following the event. Availability of the call replay posted on the Company’s website is at the Company’s discretion and may be discontinued at any time.
1Adjusted EBITDA and Adjusted Net Loss are non-GAAP financial measures. Please see the information under “Use of Non-GAAP Financial Information” below for a description of Adjusted EBITDA and Adjusted Net Loss and the table at the end of this press release for a reconciliation of this non-GAAP financial information to GAAP results.
Use of Non-GAAP Financial Information

We define Adjusted EBITDA as net income (loss) attributable to urban-gro, determined in accordance with GAAP, excluding the effects of certain operating and non-operating expenses including, but not limited to, interest income and expense, income taxes, depreciation of tangible assets, amortization of intangible assets, impairment of investments, unrealized exchange losses, debt forgiveness and extinguishment, stock-based compensation expense, one-time and non-recurring expenses, and acquisition costs that we do not believe reflect our core operating performance. We use Adjusted EBITDA as a measure of our operating performance. Our board of directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. We believe that Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance.
We present a net loss (GAAP) reconciliation to adjusted net loss (Non-GAAP) and EPS in order to show the impacts on net income (loss) and EPS of non-recurring items, net of tax, so that our stakeholders can easily see what our results would have been had these items been excluded from those calculations. Our board of directors and management team believe this reconciliation allows our stakeholders to review our adjusted results to those presented by other companies in our industry.
Adjusted EBITDA and adjusted net loss are supplemental non-GAAP financial measures, and they are not a substitute for net income (loss), income (loss) from operations, cash flows from operating activities or any other measure prescribed by GAAP.
There are limitations to using non-GAAP measures such as Adjusted EBITDA and adjusted net-loss. Although we believe that Adjusted EBITDA and adjusted net-loss can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA or adjusted net-loss differently than we do. As a result, it may be difficult to use Adjusted EBITDA or adjusted net-loss to compare the performance of those companies to our performance. Adjusted EBITDA or adjusted net-loss should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business.
About urban-gro, Inc.
urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and Design-Build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture (“CEA”), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North American and in Europe, we deliver Your Vision – Built. Learn more by visiting www.urban-gro.com.
Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, financial projections, future events, business strategy, future performance, the potential rescheduling of cannabis by the DEA and the effects of any such rescheduling, future operations, future demand, backlog, financial position, estimated revenues, losses, adjusted EBITDA, and positive free cash flow, prospects, plans and objectives of management. These and other forward-looking statements are based on the current expectations, forecasts, beliefs and assumptions of the Company's management and are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to successfully manage and integrate acquisitions, our ability to accurately forecast revenues and costs, competition for projects in our markets, our ability to predict and respond to new laws and governmental regulatory actions, including any potential rescheduling of cannabis and passage of the SAFER Banking Act, our ability to successfully develop new and/or enhancements to our product offerings and develop a product mix to meet demand, risks related to weather conditions that are adverse to our business operations, supply chain issues for the Company or third party suppliers, rising interest rates, economic downturn or other factors that could cause delays or the cancellation of projects in our backlog or our ability to secure future projects, our ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, our ability to attract and retain key personnel, results of litigation and other claims and insurance coverage issues, risks related to our information technology systems and infrastructure, our ability to maintain effective internal controls, our ability to execute on our strategic plans, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2024, particularly our growth initiatives. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

URBAN-GRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$692,680	$1,112,504
Accounts receivable, net	18,754,870	26,991,739
Contract receivables	10,174,845	10,071,951
Prepaid expenses and other assets	3,606,595	2,775,682
Total current assets	33,228,990	40,951,876
Non-current assets:
Property and equipment, net	1,255,557	1,419,393
Operating lease right of use assets, net	1,918,532	2,041,217
Investments	—	—
Goodwill	15,572,050	15,572,050
Intangible assets, net	4,155,175	4,394,507
Total non-current assets	22,901,314	23,427,167
Total assets	$56,130,304	$64,379,043
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,987,061	$25,411,243
Contract liabilities	3,093,242	8,063,325
Accrued expenses	3,632,874	4,071,231
Customer deposits	555,676	603,046
Contingent consideration	49,830	49,830
Notes payable	2,490,486	3,204,840
Operating lease liabilities	673,920	707,141
Total current liabilities	35,483,089	42,110,656
Non-current liabilities:
Operating lease liabilities	1,292,500	1,380,362
Deferred tax liability	769,036	817,419
Total non-current liabilities	2,061,536	2,197,781
Total liabilities	37,544,625	44,308,437

Stockholders’ equity:	—	—
Preferred stock, $0.10 par value; 3,000,000 shares authorized; 0 shares issued and outstanding	13,769	13,523
Common stock, $0.001 par value; 30,000,000 shares authorized; 13,768,594 issued and 12,318,761 outstanding as of March 31, 2024, and 13,522,669 issued and 12,072,836 outstanding as of December 31, 2023	89,557,913	88,901,583
Additional paid-in capital	(12,045,542)	(12,045,542)
Treasury shares, cost basis: 1,449,833 shares as of March 31, 2024 and as of December 31, 2023	(58,940,461)	(56,798,958)
Accumulated deficit	18,585,679	20,070,606
Total stockholders’ equity	$56,130,304	$64,379,043

URBAN-GRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Equipment systems	$2,508,287	$2,911,823
Services	3,133,793	3,470,653
Construction design-build	9,825,457	10,205,952
Other	75,141	176,957
Total revenues and other income	15,542,678	16,765,385
Cost of revenues:
Equipment systems	2,172,383	2,477,505
Services	1,508,449	1,997,423
Construction design-build	8,692,432	9,315,993
Other	53,399	132,616
Total cost of revenues	12,426,663	13,923,537
Gross profit	3,116,015	2,841,848

Operating expenses:
General and administrative	4,283,878	7,098,858
Stock-based compensation	656,576	479,641
Intangible asset amortization	239,333	310,020
Total operating expenses	5,179,787	7,888,519
Loss from operations	(2,063,772)	(5,046,671)

Non-operating income (expense):
Interest expense	(99,306)	(73,216)
Interest income	81	73,131
Contingent consideration	—	(160,232)
Other income (expense)	(26,889)	(2,793)
Total non-operating income (expense)	(126,114)	(163,110)
Loss before income taxes	(2,189,886)	(5,209,781)

Income tax benefit	48,383	65,132
Net loss	$(2,141,503)	$(5,144,649)

Comprehensive loss	$(2,141,503)	$(5,144,649)

Net loss per share - basic and diluted	$(0.18)	$(0.48)
Weighted average shares - basic and diluted	12,075,619	10,772,705

URBAN-GRO, INC.
NET LOSS (GAAP) RECONCILIATION TO ADJUSTED EBITDA (NON-GAAP)

	Three Months Ended March 31,
	2024	2023
Net loss (GAAP)	$(2,141,503)	$(5,144,649)
Interest expense	99,306	73,216
Interest income	(81)	(73,131)
Federal and state income tax (provisions)	(48,383)	(65,132)
Federal and state income tax payments	22,975	23,487
Depreciation and amortization	434,595	404,069
EBITDA (non-GAAP)	$(1,633,091)	$(4,782,140)

Non-recurring legal fees	163,567	216,739
Contingent consideration - change in fair value	—	160,232
Contingent consideration - DVO acquisition	74,806	46,267
Reduction in force costs	443,795	—
Retention incentive	—	450,000
Stock-based compensation	656,576	479,641
Transaction costs	—	35,078
Adjusted EBITDA (non-GAAP)	$(294,347)	$(3,394,183)

URBAN-GRO, INC.
NET LOSS (GAAP) RECONCILIATION TO ADJUSTED NET LOSS (NON-GAAP) AND EPS

	Three Months Ended March 31,
	2024	2023
Net loss (GAAP)	$(2,141,503)	$(5,144,649)
Non-recurring adjustments, net of taxes:
Non-recurring legal fees	163,567	216,739
Contingent consideration - change in fair value	—	160,232
Contingent consideration - DVO acquisition	74,806	46,267
Reduction in force costs	443,795	—
Retention incentive	—	450,000
Transaction costs	—	35,078
Adjusted net loss (non-GAAP)	$(1,459,335)	$(4,236,333)

Weighted average shares - basic and diluted	12,075,619	10,772,705
Net loss per share (GAAP)	$(0.18)	$(0.48)
Adjusted net loss per share (non-GAAP)	$(0.12)	$(0.39)

Investor Contacts:
Dan Droller – urban-gro, Inc.
-or-
Jeff Sonnek – ICR, Inc.
(720) 730-8160
investors@urban-gro.com
Media Contact:
Barbara Graham – urban-gro, Inc.
(720) 903-1139
media@urban-gro.com